ADDENDUM TO LICENSING AGREEMENT

         Addendum to Licensing Agreement between Venitech, LLC and Community Alliance, Inc. dated February 6, 2008.

         WHEREAS, Article 3, of the License Agreement, LICENSE FEE, presently reads as follows:
        ARTICLE 3
        LICENSE FEE

         For the grant of the License and the use of the Intellectual Property, Trade Marks, Copyrighted Material, Business Concept and Know-How as described herein, and the Territory as described herein, Licensee agrees to pay to Licensor a License fee of Twenty Thousand Dollars ($20,000.00). Ten Thousand Dollars ($10,000.00) to be paid on or before 90 days of the signing of this Agreement another ten thousand dollars ($10,000.00) will be paid on or before 190 days from the signing of this agreement. In addition, Venitech, LLC shall receive twenty percent (20%) of the net profit of sales generated by the selling of advertising space on the school folders in the Territory.

         All payments to be paid to Licensor pursuant to this Agreement shall be sent or delivered to Licensor at its notice address as hereinafter specified and shall be in United States currency.
Any payment not mailed by certified mail by licensee or otherwise delivered to licensor on or before the date by which that payment is to be paid shall be delinquent and overdue and shall be cause to revoke this Agreement under terms described herein.

        PARAGRAPH 3 - LICENSE FEE -is hereby amended to read:

         For the grant of the License and the use of the Intellectual Property, Trade Marks, Copyrighted Material, Business Concept and Know-How as described herein, and the Territory as described herein, Licensee agrees to pay to Licensor a License fee of Ten Thousand
Dollars ($10,000.00) on or before 90 days from the signing of the Agreement.

         In addition, Venitech, LLC shall receive twenty five percent (25%) of the net profit of sales generated by the selling of advertising space on the school folders in the Territory, until an amount of $10,000 has been paid and thereafter Venitech, LLC shall receive a total of 20% of net profit received on advertising space sold.

         All payments to be paid to Licensor pursuant to this Agreement shall be sent or delivered to Licensor at its notice address as hereinafter specified and shall be in United States currency.
Any payment not mailed by certified mail by licensee or otherwise delivered to licensor on or before the date by which that payment is to be paid shall be delinquent and overdue and shall be cause to revoke this Agreement under terms described herein.




This addendum to the above named License Agreement is entered into by the Parties on this the 28 day of July, 2008.

Venitech, LLC

By:  /s/Ruth Daily
     --------------------------

        Ruth Daily - Director

Fresh Ideas Media, Inc.

By:  /s/Phil E. Ray
     --------------------------
     Phil E. Ray - President